AT&T Inc.
Segment Results for the Quarter Ended - As Adjusted
Dollars in millions
Unaudited

For the Quarter Ended

Wireless	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Segment Operating Revenues
Service	$13,675	$13,186	$12,850	$12,585	$12,372	$11,960	$11,646	$11,523	$11,227	$10,894	$10,605
Equipment	1,505	1,056	1,047	1,232	1,255	1,262	1,192	1,318	1,345	1,082	1,180
Total Segment Operating
Revenues	15,180	14,242	13,897	13,817	13,627	13,222	12,838	12,841	12,572	11,976	11,785

Segment Operating Expenses
Operations and support expenses	10,032	8,553	8,173	8,695	8,637	8,422	7,877	8,487	8,611	7,285	7,147
Depreciation and amortization	1,640	1,578	1,558	1,550	1,490	1,503	1,500	1,507	1,466	1,510	1,542
Total Segment Operating
Expenses	11,672	10,131	9,731	10,245	10,127	9,925	9,377	9,994	10,077	8,795	8,689
Segment Operating Income	3,508	4,111	4,166	3,572	3,500	3,297	3,461	2,847	2,495	3,181	3,096
Equity in Net Income (Loss) of
Affiliates	(6)	8	12	9	-	-	-	-	1	3	2
Segment Income	$3,502	$4,119	$4,178	$3,581	$3,500	$3,297	$3,461	$2,847	$2,496	$3,184	$3,098

Segment Operating Income
Margin	23.1%	28.9%	30.0%	25.9%	25.7%	24.9%	27.0%	22.2%	19.8%	26.6%	26.3%

Wireline
Segment Operating Revenues
Voice	$6,973	$7,219	$7,479	$7,623	$7,943	$8,255	$8,503	$8,796	$9,317	$9,519	$9,690
Data	6,928	6,848	6,631	6,508	6,448	6,323	6,282	6,219	6,148	6,066	5,983
Other	1,374	1,329	1,311	1,483	1,358	1,411	1,377	1,550	1,596	1,532	1,474
Total Segment Operating
Revenues	15,275	15,396	15,421	15,614	15,749	15,989	16,162	16,565	17,061	17,117	17,147

Segment Operating Expenses
Operations and support expenses	10,196	10,263	10,494	10,470	10,527	10,678	10,677	11,159	11,285	11,012	11,361
Depreciation and amortization	3,099	3,103	3,077	3,217	3,203	3,174	3,149	3,288	3,247	3,173	3,078
Total Segment Operating
Expenses	13,295	13,366	13,571	13,687	13,730	13,852	13,826	14,447	14,532	14,185	14,439
Segment Operating Income	1,980	2,030	1,850	1,927	2,019	2,137	2,336	2,118	2,529	2,932	2,708
Equity in Net Income of Affiliates	2	-	5	-	8	6	3	2	7	3	7
Segment Income	$1,982	$2,030	$1,855	$1,927	$2,027	$2,143	$2,339	$2,120	$2,536	$2,935	$2,715

Segment Operating Income
Margin	13.0%	13.2%	12.0%	12.3%	12.8%	13.4%	14.5%	12.8%	14.8%	17.1%	15.8%

Advertising Solutions
Segment Operating Revenues	$961	$1,007	$1,041	$1,102	$1,162	$1,211	$1,249	$1,302	$1,333	$1,383	$1,398

Segment Operating Expenses
Operations and support expenses	631	662	664	650	683	697	713	681	709	746	764
Depreciation and amortization	123	132	138	150	158	166	176	180	194	203	212
Total Segment Operating
Expenses	754	794	802	800	841	863	889	861	903	949	976
Segment Income	$207	$213	$239	$302	$321	$348	$360	$441	$430	$434	$422

Segment Income Margin	21.5%	21.2%	23.0%	27.4%	27.6%	28.7%	28.8%	33.9%	32.3%	31.4%	30.2%

Other
Segment Operating Revenues	$165	$163	$171	$175	$196	$192	$208	$217	$236	$237	$273
Segment Operating Expenses	429	434	455	1,197	725	533	681	643	(32)	113	412
Segment Operating Income (Loss)	(264)	(271)	(284)	(1,022)	(529)	(341)	(473)	(426)	268	124	(139)
Equity in Net Income of Affiliates	221	187	200	176	173	225	134	104	249	205	235
Segment Income (Loss)	$(43)	$(84)	$(84)	$(846)	$(356)	$(116)	$(339)	$(322)	$517	$329	$96